                                                                      EXHIBIT 11

                           VARCO INTERNATIONAL, INC.

                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                                                               Three Months Ended
                                                                                                                   March 31, 1995
                                                                                                               ------------------
A. CALCULATION OF ADJUSTED EARNINGS
   Net Income After Tax                                                                                                $2,913,000

                                                                      Total Number   Average Number   Stock Option    Shares Used
                                                       Number of   of Shares after        of Shares     Equivalent   To Calculate
                                                            Days          Weighing      Outstanding         Shares            EPS
                                                       --------------------------------------------------------------------------
B. CALCULATION OF AVERAGE SHARES OUTSTANDING
   Common Stock Outstanding from time-to-time during:

     Three Months Ended March 31, 1995                        90    33,002,305,918       33,358,955        233,045     33,592,000

C. CALCULATION OF EARNINGS PER SHARE

                       Net Income After Tax
   Income Per Share =  --------------------------
                       Total Shares Outstanding

   Income Per Share =

                                             2,913,000
     Three Months Ended March 31, 1995    --------------- = $0.09
                                            33,592,000


                                                                      EXHIBIT 11

                           VARCO INTERNATIONAL, INC.

                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                                                               Three Months Ended
                                                                                                                   March 31, 1994
                                                                                                               ------------------
A. CALCULATION OF ADJUSTED EARNINGS
   Net Income After Tax                                                                                                $2,358,000

                                                                      Total Number   Average Number   Stock Option    Shares Used
                                                       Number of   of Shares after        of Shares     Equivalent   To Calculate
                                                            Days          Weighing      Outstanding         Shares            EPS
                                                       --------------------------------------------------------------------------
B. CALCULATION OF AVERAGE SHARES OUTSTANDING
   Common Stock Outstanding from time-to-time during:

     Three Months Ended March 31, 1994                        90     2,999,555,475       33,328,394        199,785     33,528,179

C. CALCULATION OF EARNINGS PER SHARE

                       Net Income After Tax
   Income Per Share =  --------------------------
                       Total Shares Outstanding

   Income Per Share =

                                             2,358,000
     Three Months Ended March 31, 1994    --------------- = $0.07
                                            33,528,179
